UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	March 3, 2005

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23071 (Commission File Number)	31-1241495 (IRS Employer ID Number)

915 Secaucus Road, New Jersey	07094

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(201) 558-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

          On March 3, 2005, The Children’s Place Retail Stores, Inc. (the “Company”) issued a press release announcing certain financial information for the four week period ended February 26, 2005.

          In its press release, the Company also announced that it is re-evaluating its lease-related accounting practices in light of a recent SEC clarification.  While this evaluation has not been completed, and therefore no decisions have been made, management believes that a restatement of the Company’s previously issued financial statements is likely. At this time, management believes that any correction to the Company’s lease-related accounting practices, if necessary, would not have a material impact on net income for the year ended January 29, 2005, nor will any potential restatement have any impact on net sales, comparable store sales or overall cash flows for any period.  Further, any correction to the Company’s lease accounting practices would not materially impact its anticipated results of operations for the year ending January 28, 2006. The Company is in the process of completing its analysis, which it will review with its audit committee and independent auditors, and will report the results of its review as soon as it has been completed.

          A copy of the Company’s press release is included as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

           (a)     Financial Statements of Business Acquired: Not applicable

          (b)      Pro Forma Financial Information: Not applicable

           (c)     Exhibits:

                  99.1      Press Release dated March 3, 2005.

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signature on following page.]

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN'S PLACE RETAIL STORES, INC. By: /s/ Seth L. Udasin Name: Seth L. Udasin Title: Vice President and Chief Financial Officer

Dated: March 3, 2005

INDEX TO EXHIBITS

Current Report on Form 8-K
dated March 3, 2005

The Children's Place Retail Stores, Inc.

99.1     Press Release dated March 3, 2005.